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                                                                   Exhibit 10.28


                          LEHMAN BROTHERS HOLDINGS INC.
                           MERCHANT BANKING LONG-TERM

                                 INCENTIVE PLAN

                             SECTION 1 - DEFINITIONS

                  For purposes of the Plan, the capitalized terms shall have the meanings ascribed to them in Exhibit A hereof.

                               SECTION 2 - PURPOSE

                  The purpose of the Plan is to strengthen and promote the interests of the Company by providing Eligible Employees with additional incentives, under the terms and conditions below, to put forth maximum efforts for the success of the business of the MBG and to continue in the employ of the Company, thereby enhancing the Company's value for the benefit of its stockholders. The purpose of the Plan is to be achieved through the grant of various types of unfunded bonus awards. This Plan is a bonus plan not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                           SECTION 3 - ADMINISTRATION

                  (a) The Plan shall be administered by the Committee, which shall have the power to select those Eligible Employees who shall receive Awards, and to determine the terms of such Awards.

                  (b) Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry the Plan or any such Award into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

                  (c) The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

                  (d) The books and records to be maintained for the Plan's purpose shall be maintained by the officers and employees of the Company at its expense and subject to the supervision and control of the Committee. All expenses of administering the Plan shall be paid by the Company.
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                  (e) No member of the Committee or the Participation Committee and no director, officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

                       SECTION 4 - DETERMINATION OF AWARDS

                  (a) Each Award shall entitle a Participant, subject to the terms and conditions of the Award, to an incentive payment based on the performance of Qualifying Investments made during the calendar year for which the Award is made. The aggregate amount of such Qualifying Investments attributable to Awards for that year, as determined in the sole discretion of the Committee, shall comprise the Aggregate Award Fund for that year.

                  (b) After the end of each calendar year during the existence of this Plan, the Committee shall, in its sole discretion:

                  (i) identify from among the Eligible Employees those individuals who shall participate in the Plan for such calendar year;

                  (ii) subject to paragraphs (c) and (d) below, determine the size of the Aggregate Award Fund for such calendar year and allocate it among all Participants for such calendar year by making Awards to such Participants;

                  (iii) determine the portion of each Participant's bonus for such calendar year that will be required to be deferred and allocated for participation in the Plan (the Deferred Compensation portion of the Award); and

                  (iv) designate, for each Participant, the Leveraged Amount of such Participant's Award.

                  (c) In the event that the aggregate amount of Awards in any calendar year would exceed the Aggregate Award Fund for such year, Participants who are members of the MBG shall first be granted Awards until their aggregate Deferred Compensation and Leveraged Amounts have been satisfied in full, and the remaining portion of the Aggregate Award Fund, if any, shall be allocated pro rata to the other Participants on the basis of their respective Awards. In the event that the aggregate amount of Awards for Participants who are members of the MBG for any calendar year would exceed the Aggregate Award Fund for such year, Awards shall be allocated pro rata to such Participants on the basis of their respective Awards, up to the amount of such Aggregate Award Fund.
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                  (d) At any time (and from time to time), the Committee may, in its sole discretion (i) reissue any portion of an Award that has been forfeited or otherwise negatively adjusted pursuant to Section 5, and (ii) grant additional Awards to Eligible Employees in respect of any calendar year. In each case, the Committee shall determine, in its sole discretion (A) the purchase price of the Award (which may reflect any appreciation in the value of the Qualifying Investments represented by the Award as determined by the Committee),
(B) the Deferred Compensation portion of the Award and the manner in which it is to be funded and (C) the Leveraged Amount of the Award.

                          SECTION 5 - VESTING OF AWARDS

                  (a) Each Participant's Award shall, subject to the remainder of this Section 5, vest in accordance with a vesting schedule prescribed by the Committee at the time the Award is granted. Unless otherwise prescribed by the Committee, upon a Participant's termination of employment with the Company prior to any vesting date, the portion of his or her Award that is then unvested shall be forfeited or otherwise negatively adjusted as set forth in such Participant's Award Agreement. The portion of a Participant's Award that is forfeited or otherwise negatively adjusted pursuant to this Section 5 shall be deemed to remain outstanding, but solely for the Company's benefit.

                  (b) The Committee may at any time and from time to time accelerate the vesting of a Participant's Award.

                  (c) Upon an actual or potential Change in Control, the CMC may determine that any or all Participants' Awards shall automatically become vested either immediately or upon the occurrence of such events as the CMC shall determine; provided that this Section 5(c) shall not have the effect of restoring to a Participant prior forfeitures or negative adjustments made pursuant to Section 5(a).

                   SECTION 6 - PAYMENT WITH RESPECT TO AWARDS

                  (a) The Committee shall cause an account to be kept in the name of each Participant. As amounts are realized with respect to a particular calendar year's Qualifying Investments, the Committee shall determine the Participant's share of such amounts, based on the Participant's relative level of deemed participation in such investments (determined by comparing the amount of the Participant's Award (after giving effect to any forfeitures of or other negative adjustments to such Participant's Award pursuant to Section 5), to the amount of all Awards for that calendar year, including any Awards (or portions thereof) deemed to be for the benefit of the Company under Section 5(a)).

                  (b) The Participant's share of all amounts realized with respect to the Qualifying Investments covered by that
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calendar year's Award shall first be credited and paid to the Company until the
Company has been credited with an amount equal, in the aggregate, to the Leveraged Amount of such Award plus the Company Return thereon and, in the case of a Participant employed in the MBG at any time during the calendar year for which the Award was made (an "MBG Participant"), with an additional amount equal, in the aggregate, to the Leveraged Amounts of the previous calendar year's Award (if any, and only if such Participant was employed in the MBG at any time during the previous calendar year), and the next succeeding calendar year's Award (if any), in each case plus the Company Return thereon. With respect to the Leveraged Amount of any particular year's Award, amounts shall first be credited to the Company Return and then to the Leveraged Amount. Thereafter, all amounts shall be credited to the Participant's account for the calendar year in which such realized Qualifying Investments were made; provided, however, that if the Participant's Award for the next succeeding calendar year has not been granted as of any date on which any amounts are to be credited to the Participant's account pursuant to this Section 6(b), the Company may, in its discretion, hold back an amount (the "Holdback Amount") equal to 20% of the total amount that would otherwise be credited to the Participant's account on such date in the absence of this proviso. Any such Holdback Amount(s) (together with any earnings thereon) shall be credited against the Leveraged Amount of the Participant's Award for the next succeeding calendar year at the time such award, if any, is granted. If the Participant is not granted an Award for such calendar year, or if the aggregate Holdback Amount(s) otherwise exceed the Participant's Leveraged Amount for such calendar year, any such excess Holdback Amount (together with any earnings thereon) shall be credited to the Participant's account. Any Holdback Amount(s) shall be credited with interest at a rate equal to the Cost of Funds Rate plus 0.50%.

                  (c) At any time (and from time to time) after the Participant's account with respect to an Award has been credited with an amount pursuant to Section 6(b) above, the Committee may direct that the Participant shall receive, in cash, all or a portion of his or her account; provided, however, that any such payment may be made in kind (whether in the form of marketable securities or otherwise) if and to the extent set forth in the Participant's Award Agreement.

                  (d) Each Participant shall have the right to designate beneficiaries who are to succeed to his or her right to receive future payments hereunder in the event of his or her death. In case of a failure of designation or the death of a designated beneficiary without a designated successor, distribution shall be made to the Participant's estate. No designation of beneficiaries shall be valid unless such designation is made in writing, signed by the Participant, dated, and filed with the Committee. Beneficiaries may be changed without the consent of any prior beneficiaries.
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                          SECTION 7 - AWARD AGREEMENTS

                  Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions, not inconsistent with the Plan's provisions, as determined by the Committee, which shall apply to such Award.

                             SECTION 8 - WITHHOLDING

                  The Company shall have the right to deduct from all amounts payable to any Participant any taxes required by law to be withheld therefrom.

                         SECTION 9 - NON-TRANSFERABILITY

                  No Award or account balance shall be assignable or transferable, and no right or interest of any Participant in any Award or account thereunder shall be subject to any lien, obligation or liability of the Participant, except by will, the laws of descent and distribution, or as otherwise set forth in the Award Agreement.

                     SECTION 10 - NO RIGHT TO EMPLOYMENT OR
                         CONTINUED PARTICIPATION IN PLAN

                  No person shall have any claim or right to the grant of an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or to be eligible for any subsequent Awards. Further, the Company expressly reserves the right at any time to terminate a Participant free from any liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

                             SECTION 11 - AMENDMENT

                  The Board may amend, suspend or terminate the Plan or any portion hereof at any time, except that no such amendment, suspension or termination shall reduce the amounts otherwise payable to a Participant under the terms of an Award Agreement entered into hereunder prior to such amendment, suspension or termination.

                      SECTION 12 - UNFUNDED STATUS OF PLAN

                  The Plan is intended to constitute an "unfunded" incentive compensation plan. With respect to any payments not yet made to a Participant by the Company, nothing herein contained shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to distribute amounts under the Plan; provided, however, that the
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existence of such trusts or other arrangements shall not alter the unfunded status of the Plan.

                               SECTION 13 - WAIVER

                  No failure on the part of a person to exercise, and no delay in exercising, any right or power under this Plan shall operate as a waiver of any such right or power; nor shall any single or partial exercise preclude any other or further exercise of a right or power or the exercise of any other right or power.

                           SECTION 14 - EFFECTIVE DATE

                  This Plan shall be effective as of June 27, 1996 and shall continue until terminated by the Board.
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                                    EXHIBIT A

                  (a) "Aggregate Award Fund" shall mean, for each calendar year, the total dollar amount available for allocation to Participants under the Plan for such year.

                  (b) "Award" shall mean an award granted pursuant to the Plan.

                  (c) "Award Agreement" shall mean the agreement evidencing any Award under the Plan.

                  (d) "Board" shall mean the Board of Directors of the Company; provided, however, that any action taken by a duly authorized committee of the Board within the scope of authority delegated to such committee by the Board shall be considered an action of the Board for this Plan's purposes.

                  (e) "Change in Control" shall mean the occurrence of any of the following:

                      (i) The commencement (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of a tender offer for more than 20% of the Company's outstanding shares of capital stock having ordinary voting power in the election of directors (the "Voting Securities").

                     (ii) An acquisition (other than directly from the Company) of any Voting Securities by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by:

                           (A) an employee benefit plan (or a trust forming a
                  part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by:

                               (I) the Company; or

                               (II) any corporation or other Person of which a
                           majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary");
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                           (B) the Company or its Subsidiaries; or

                           (C) any Person who files in connection with such
                  acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed to be an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (ii).

                    (iii) The individuals who, as of the effective date of the 1994 initial public trading in Company shares, are members of the Board (the "Incumbent Board"), ceasing for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                     (iv)  Approval by stockholders of the Company of:

                           (A) A merger, consolidation or reorganization
                  involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction"; i.e., meets each of the requirements described in (I), (II), and (III) below:

                                    (I) the stockholders of the Company,
                           immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;
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                                    (II) the individuals who were members of the
                           Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation immediately following the consummation of such merger, consolidation or reorganization; and

                                    (III) no Person other than the Company, any
                           Subsidiary, any employee benefit plan (or any trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company, the Surviving Corporation, or any subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities, has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities immediately following the consummation of such merger, consolidation or reorganization.

                           (B) A complete liquidation or dissolution of the
                  Company; or

                           (C) An agreement for the sale or other disposition of
                  all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                  (f) "CMC" shall mean the Company's Corporate Management Committee, which is comprised of executive officers of the Company and includes the Chairman and Chief Executive Officer, the President, the Chief Administrative Officer, the Chief Legal Officer and the Chief Financial Officer.
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                  (g) "Committee" shall mean the Compensation Committee of the
Board, or one or more officers of the Company or its subsidiaries designated by the Compensation Committee to which it has delegated such of its rights and responsibilities hereunder as it shall determine in its sole discretion.

                  (h) "Company" shall mean Lehman Brothers Holdings Inc. and, except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of substantially all its assets or otherwise.

                  (i) "Company Return" shall mean a cumulative (but not compounded) annual return to the Company with respect to the Leveraged Amount of any Award, at a rate of return on such Leveraged Amount equal to the Cost of Funds Rate plus 0.50% per annum.

                  (j) "Cost of Funds Rate" shall mean a cumulative (but not compounded) annual return at a daily rate equal to the daily rate posted by the Company to all of its subsidiaries for their borrowings.

                  (k) "Eligible Employee" shall mean any Managing Director, Senior Vice President and Vice President of the MBG, and any key employee of the Company and its subsidiaries.

                  (l) "Leveraged Amount" shall mean that portion of an Award determined by the Committee in its discretion to be attributable to funds deemed to be advanced by the Company in connection with the Award, and with respect to which the Company is entitled to repayment of such funds plus the Company Return thereon.

                  (m) "MBG" shall mean the Company's Merchant Banking Group.

                  (n) "Participant" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

                  (o) "Participation Committee" shall mean the committee comprised of certain Participants designated by the Company to approve investments proposed by the Company for inclusion as Qualifying Investments.

                  (p) "Plan" shall mean the Lehman Brothers Holdings Inc. Merchant Banking Long-Term Incentive Plan.

                  (q) "Qualifying Investments" shall mean each investment made by the Company or any of its affiliates that is proposed by the Company to be included for purposes of determining incentive payments in respect of Awards granted for a particular calendar year and that prior to, or within a reasonable period of time after, the making of such investment has been approved for inclusion by the Participation Committee.
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                 1996 TRUST UNDER LEHMAN BROTHERS HOLDINGS INC.
                    MERCHANT BANKING LONG-TERM INCENTIVE PLAN

                  This Agreement made this 20th day of December, 1996, by and between Lehman Brothers Holdings Inc. (the "Company") and The Northern Trust Company (the "Trustee");

                  WHEREAS, Company and certain of its subsidiaries have adopted a nonqualified deferred compensation plan, the Lehman Brothers Holdings Inc. Merchant Banking Long-Term Incentive Plan (the "Plan");

                  WHEREAS, Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan (the "Participants");

                  WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's (and, to the extent the Plan benefits employees of a subsidiary of Company, such subsidiary's) creditors in the event of insolvency, as herein defined, until paid to Plan Participants and their beneficiaries in such manner and at such times as specified in the Plan;

                  WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable;

                  WHEREAS, it is the intention of Company to make contributions and advances to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

                  WHEREAS, it is the intention of Company to utilize the Trust to hold proprietary co-investments with Company, through the medium of a partnership, limited liability company or other investment vehicle, and to restrict the Trust's investments to such types of investments;

                  WHEREAS, analysis of such proprietary investments requires specialized knowledge; and

                  WHEREAS, Company has designated certain individuals possessing such special knowledge to serve as members of the Lehman Brothers Holdings Inc. Merchant Banking Long-Term Incentive Plan Participation Committee (the "Participation
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Committee"), to authorize Trustee to invest in investments proposed by Company as Qualifying Investments;

                  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                       SECTION 1. ESTABLISHMENT OF TRUST.

                  (a) Company hereby deposits with Trustee in trust the cash and other property set forth in Schedule 1 hereto, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

                  (b) The Trust hereby established shall be irrevocable by Company, unless and until the Plan is determined to be "funded" under ERISA, or maintenance of the Trust has a material adverse effect on Company as a result of the Trust's status for tax or accounting purposes or otherwise. If such a determination is made, or maintenance of the Trust has such an effect, then the Trust shall be revocable. If the Trust is revoked, then Trustee shall be required to return the Trust's assets to Company.

                  (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                  (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's (and, to the extent the Plan benefits employees of a subsidiary of Company, such subsidiary's) general creditors under federal and state law in the event of insolvency, as defined in Section 3(a) herein.

                  (e) Company, in its sole discretion, may at any time, or from time to time, subject to the approval of the Participation Committee, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. None of Trustee, the Participation Committee, or any Plan Participant or beneficiary shall have any right to compel such additional deposits.
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                  (f) Company, in its sole discretion, may at any time, or from time to time, subject to the approval of the Participation Committee, make advances of cash or other property to the Trust, to be held in trust with Trustee, and administered and disposed of by Trustee as provided in this Trust Agreement, which advances may be represented by one or more notes issued by the Trust to Company. Such advances shall be made at an interest rate (cumulative, but not compounded) equal to the daily rate posted by Company to all of its subsidiaries for their borrowings plus 0.50% per annum. None of Trustee, the Participation Committee, any Plan Participant or beneficiary shall have any right to compel such advances. Company may reduce the amount payable in respect of any such advance (and the related note or notes, if any) at any time or from time to time and shall notify Trustee of any such reduction.

                  SECTION 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

                  (a) Company shall deliver to Trustee, from time to time, a schedule (the "Payment Schedule") that indicates (i) the amounts then payable in respect of each Participant (and his or her beneficiaries), (ii) the form in which such amounts are to be paid (as provided for or available under the Plan),
(iii) the amount of any federal, state, local or foreign taxes that may be required to be withheld with respect to such payments, and (iv) the time of commencement for payment of such amounts. On behalf of Trustee, Company shall, out of the assets of the Trust, (x) make payments to the Plan Participants and their beneficiaries and (y) pay amounts withheld to the appropriate taxing authorities, each in accordance with such Payment Schedule, as amended from time to time. Company shall also be responsible for all withholding related filings and reports.

                  (b) The entitlement of a Plan Participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

                  (c) Trustee shall notify Company when principal and earnings are not sufficient to make a payment then due under the Payment Schedule. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due.

                  (d) Notwithstanding anything elsewhere in the Plan or the Trust, no payment shall be made to a Participant or beneficiary while any advance to the Trust from Company with respect to such Participant's Plan account remains outstanding for 1996, or, if the Participant is employed in Company's merchant banking group at any time during calendar year 1996, while an advance (if any) from Company to any trust established
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under the Plan for 1997 with respect to such Participant's account remains outstanding. Company shall be responsible for the maintenance of Participant Plan accounts, for determining whether any of the conditions described in this
Section 2(d) exist and for making any modifications to the Payment Schedule that are required to satisfy the provisions of this Section 2(d).

                  SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY OR SUBSIDIARY IS INSOLVENT.

                  (a) Subject to Section 3(b) hereof, Trustee shall cease payment of benefits to Plan Participants employed by Company and their beneficiaries if Company is insolvent, and shall cease payment of benefits to Plan Participants employed by a subsidiary of Company and their beneficiaries if such subsidiary is insolvent. Company (or a subsidiary) shall be considered "insolvent" for purposes of this Trust Agreement if (i) Company (or subsidiary) is unable to pay its debts as they become due, or (ii) Company (or subsidiary) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company (and, to the extent attributable to employees of any of Company's subsidiaries, to claims of general creditors of such subsidiary) under federal and state law as set forth below:

                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's (or a subsidiary's) insolvency. If a person claiming to be a creditor of Company (or subsidiary) alleges in writing to Trustee that Company (or subsidiary) has become insolvent, Trustee shall determine whether Company (or subsidiary) is insolvent and, pending such determination, Trustee shall discontinue payment of benefits to affected Plan Participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's (or a subsidiary's) insolvency, or has received notice from Company (or subsidiary) or a person claiming to be a creditor alleging that Company (or subsidiary) is insolvent, Trustee shall have no duty to inquire whether Company (or subsidiary) is insolvent. Trustee may in all events rely on such evidence concerning Company's (or subsidiary's) solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's (or subsidiary's) solvency. In no event shall "actual knowledge" be deemed to include knowledge of Company's (or a subsidiary's) credit status held by banking officers or banking employees of Trustee which is not permitted to be disclosed to the administrator of the Trust account or any other knowledge which is not actually possessed by such administrator. Trustee may appoint an independent accounting or consulting firm to make any determination of insolvency required by Trustee under this Section 3. In such event, Trustee may conclusively rely upon the determination of such firm and shall be responsible only for the prudent selection of such firm.

                  (3) If at any time Trustee has determined that Company (or subsidiary) is insolvent, Trustee shall discontinue payments to affected Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's (or subsidiary's) general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of Company (or subsidiary) with respect to benefits due under the Plan or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company (or subsidiary) is not insolvent (or is no longer insolvent).

                  (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to affected Plan Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to affected Plan Participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance. However, any payment to a Participant shall not be made until the advances from Company to the Trust with respect to such Participant's account are satisfied, and, with respect to all Participants employed in Company's merchant banking group at any time during calendar year 1996, until any advances from Company to the 1997 trust established under the Plan with respect to such Participant's account are also satisfied. Company shall be responsible for making any modifications in the Payment Schedule that are required to satisfy the provisions of this Section 3(c).

                  SECTION 4.  PAYMENTS TO COMPANY.

                  (a) Company shall deliver to Trustee, from time to time, a schedule (the "Leveraged Amount Schedule") that indicates the outstanding advance to the Trust in respect of each Participant and any amounts then payable to Company in respect of each such advance. Except as otherwise provided herein, Trustee shall make payments to Company in accordance with such Leveraged Amount Schedule, as amended from time to time.

                  (b) Company shall have the right to be repaid all funds it advances to this Trust in respect of leveraged amounts of awards, and interest thereon (calculated in accordance with Section 1(f)). Company shall also be entitled to receive any payments to which it is entitled as a result of obtaining interests in the Trust in respect of any Participants. Otherwise, except as provided in Section 1(b) and 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Plan Participants and their beneficiaries pursuant to the Plan's terms, provided (with respect to all Participants) no advance (principal and accrued interest) to the Trust from Company remains outstanding with respect to his or her 1996 Plan account, and (with respect to all Participants employed in Company's merchant banking group at any time during calendar year 1996) no advance (if any) from Company to the 1997 trust established under the Plan (with respect to his or her 1997 Plan account) remains outstanding. In any direction to Trustee to return Trust assets to Company pursuant to this Section 4, Company shall certify to Trustee that the conditions for such return have been met, and Trustee may conclusively rely upon such certification.

                  SECTION 5.  INVESTMENT AUTHORITY.

                  Trustee shall invest, directly or indirectly through an investment vehicle, in proprietary investments designated by Company. Company shall obtain the approval of the Participation Committee with respect to each proprietary investment it directs Trustee to make and Trustee shall assume that such approval has been obtained. Trustee shall invest and reinvest any cash on hand pending distribution pursuant to Sections 2 and 4 hereof as directed by Company or pursuant to guidelines issued to Trustee by Company. Except to the extent that Trustee is granted discretion pursuant to any such guidelines, Trustee shall have no investment review responsibility with respect to any such investments. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Participants. Company shall have the right at any time, and from time to time in its sole discretion, to substitute an asset or assets for any asset held by the Trust, subject to the Participation Committee's consent. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Trustee shall have no responsibility for determining whether such right has been properly exercised or for any investment loss that may result from its exercise.

                  SECTION 6.  DISPOSITION OF INCOME.

                  During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested in accordance with Section 5 hereof, until paid out to

Participants, beneficiaries or Company, in accordance with Sections 2 and 4 hereof.

                  SECTION 7.  ACCOUNTING BY TRUSTEE.

                  Company shall keep, and supply Trustee with, accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. In the absence of written notice to Trustee by Company of exceptions or objections to any such account within 90 days of its receipt of such account from Trustee, Company shall be deemed to have approved such account. In such case, or upon the written approval by Company of any such account, Trustee shall be released, relieved and discharged with respect to all matters set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction.

                  SECTION 8.  RESPONSIBILITY OF TRUSTEE.

                  (a) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

                  (b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

                  (c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist in performing any of its duties or obligations hereunder.

                  (d) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy and shall act with respect to any such policy only as directed by Company.

                  (e) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                  (f) Company shall indemnify, defend and hold harmless Trustee from and against any and all liabilities, claims, losses, suits or expenses (including attorneys' fees) of whatever kind and nature that may be imposed upon, asserted against or incurred by Trustee at any time by reason of its provision of services under this Agreement or its status as Trustee, except to the extent that any such liability, claim, loss, suit or expense arises directly from Trustee's (or Trustee's officers, employees or agents) gross negligence or willful misconduct in the performance of responsibilities specifically allocated to it under this Agreement. This Section 8(f) shall survive the termination of this Agreement.

                  SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

                  Company shall pay all reasonable fees and expenses incurred by Trustee in administering the Trust. If not so paid, such fees and expenses shall be paid from the Trust.

                  SECTION 10.  RESIGNATION AND REMOVAL OF TRUSTEE.

                  (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

                  (b) Trustee may be removed by Company on 10 days notice or upon shorter notice accepted by Trustee.

                  (c) Upon a Change of Control, as defined in the Plan, Trustee may not be removed by Company for two years.

                  (d) If Trustee resigns within two years after a Change of Control, as defined in the Plan, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

                  (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

                  (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section . If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                  SECTION 11.  APPOINTMENT OF SUCCESSOR.

                  (a) If Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

                  (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to the Participation Committee's Consent. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                  SECTION 12.  AMENDMENT OR TERMINATION.

                  (a) This Trust may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable, except in accordance with the express terms hereof.

                  (b) The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

                  (c) Upon written approval of Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan (excluding Company) holding a majority of the interests in the Plan with respect to this Trust (excluding Company's interests), Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

                           SECTION 13. MISCELLANEOUS.

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                           SECTION 14. EFFECTIVE DATE.

                  The effective date of this Trust Agreement shall be December 31, 1996.

                  IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the date first above written.

                                  LEHMAN BROTHERS HOLDINGS INC.

                                  By:      _______________________
                                           Name:
                                           Title:

                                  THE NORTHERN TRUST COMPANY

                                  By:      _______________________
                                           Name:
                                           Title:

                                                                       MBG FORM

                          LEHMAN BROTHERS HOLDINGS INC.

                           MERCHANT BANKING LONG-TERM
                                 INCENTIVE PLAN

                              AGREEMENT EVIDENCING
                               A GRANT OF AN AWARD

                                       TO

-------------------------------------------------------------------------------

                                      NAME

December 31, 1996                            Deferred Compensation    $________
Date of Grant                                Leveraged Amount         $________

                                             Award                    $________

1. DEFINITIONS. For purposes of this Agreement, the capitalized terms shall have the meanings ascribed to them in the Lehman Brothers Holdings Inc. Merchant Banking Long-Term Incentive Plan (the "Plan") or in Exhibit A hereof.

2. GRANT OF AWARD. Pursuant to the Plan, which is incorporated herein by reference and attached hereto, the Company hereby grants you an Award, as of December 31, 1996 (the "Date of Grant"). Your Award will entitle you to payments, as further described below, based on the performance of those Qualifying Investments made during 1996 (as set forth on Exhibit B), and subject to all of the terms and conditions set forth in the Plan.

3.       PLAN STRUCTURE.

                  (a) The Company is granting a portion of your annual bonus (the Deferred Compensation amount specified above) and the annual bonuses of other Participants, in the form of Awards under the Plan. In addition, the Company is providing a portion of your Award (the Leveraged Amount specified above). The amount of your Award has been transferred by the Company to a trust (the "Trust") that has made, directly or indirectly, investments in the Qualifying Investments referred to in Section 2.

                  (b) The Company has designated certain Participants possessing special knowledge and expertise with respect to the Company's proprietary investments to serve on a committee to approve investments proposed by the Company for inclusion as

Qualifying Investments (the "Participation Committee"). The Participation Committee has reviewed the Qualifying Investments and authorized the trustee of the Trust (the "Trustee") to invest in the Qualifying Investments.

4.       ALLOCATION OF AMOUNTS REALIZED.

                  (a) As amounts are realized with respect to the Qualifying Investments referred to in Section 2, the Committee will determine your share of such amounts, based on your level of deemed participation in such investments (determined by comparing your Award (less any forfeitures or other negative adjustments) to the amount of all Awards granted for 1996, including any Awards (or portions thereof) deemed to be for the benefit of the Company pursuant to
Section 5(a) of the Plan). Your share of such realized amounts will first be credited and paid to the Company until the Company has been credited with an amount equal, in the aggregate, to the Leveraged Amounts of your Awards for 1996 and 1997 (if you receive an Award in 1997), plus the Company Return thereon. With respect to amounts credited and paid to the Company, such amounts shall first be credited to the Company Return and then to the Leveraged Amount. Thereafter, any further amounts will be credited to an account established in your name for 1996 and will become payable to you pursuant to Section 6 hereof; provided, however, that if your Award for 1997 has not been granted as of any date on which amounts are to be credited to your 1996 account, the Company may, in its discretion, hold back an amount (the "Holdback Amount") equal to 20% of the total amount that would otherwise be credited to your 1996 account on such date in the absence of this proviso. Any such Holdback Amount(s) (together with any earnings thereon) shall be credited against the Leveraged Amount of your 1997 Award at the time such award, if any, is granted to you. If you are not granted an Award for 1997, or if the aggregate Holdback Amount(s) otherwise exceed your 1997 Leveraged Amount, any such excess Holdback Amount (together with any earnings thereon) will be credited to your 1996 account and will become payable to you pursuant to Section 6 hereof. Any Holdback Amount(s) will be credited with interest at a rate equal to the Cost of Funds Rate plus 0.50%.

                  (b) Except to the extent of your Deferred Compensation, with respect to which you will be fully at risk and will not receive any payments until the Company has been paid an amount equal, in the aggregate, to the Leveraged Amounts of your Awards for 1996 and 1997 (plus the Company Return thereon), no recourse shall be had to you for the payment of such Leveraged Amounts or Company Return thereon and you shall have no personal liability to the Company or otherwise be responsible for any claim based upon the repayment of such Leveraged Amounts or Company Return thereon. Also, you will not be liable for any debts, liabilities, contracts or other obligations of the Company, the Plan or any other entity with respect to such Qualifying Investments, or for the debts or liabilities of any other Participant or the Company (or its subsidiaries or affiliates).

5.       EFFECT OF TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL.

                  (a) If prior to December 31, 1999, your employment with the Company and its subsidiaries terminates for any reason (other than termination of employment by the Company or a subsidiary without Cause or due to your death, Disability or Retirement) or the Committee determines that you have engaged in Competitive Activity (other than following termination of your employment by the Company without Cause) or Detrimental Activity, then the Company shall have the right, exercisable in its sole discretion by written notice sent by certified mail (or its equivalent) or via overnight courier ("Notice") to you within 30 days following such termination of employment or determination, to pay you an amount in respect of the unvested portion of your Award. If the Company exercises its right of payment in respect of the unvested portion of your Award, your Award and the related Leveraged Amount will be reduced by an amount equal to the product of your Award (and the Leveraged Amount, respectively) and your then unvested percentage (as specified below), and the unvested portion of your Award shall thereafter be for the Company's benefit. Any such reduction of the Leveraged Amount shall also reduce proportionately that portion of the Leveraged Amount that shall be deemed for purposes of Section 4(a) to have been credited and paid to the Company.

                  (b) Your Award will vest according to the following schedule (the "Vesting Schedule"):

If termination/determination occurs:

                                                                    Cumulative
                                                                    Vesting                  Unvested
On or After                            But Prior to                 Percentage               Percentage
-----------                            ------------                 ----------               ----------

Date of Grant                          12/31/97                       25%                        75%

12/31/97                               12/31/98                       50%                        50%

12/31/98                               12/31/99                       75%                        25%

12/31/99                                                              100%                        0%


provided that upon the termination of your employment due to your death or Disability, your Award will immediately become fully vested and provided, further, that the Committee shall have authority to accelerate (but not otherwise modify) the Vesting Schedule at any time, for any or all of the Participants, in its sole discretion. In addition, upon an actual or potential Change in Control, the CMC may determine that your Award shall automatically become vested either immediately or upon the occurrence of such events as the CMC shall determine.

                  (c) The amount paid by the Company in cash in respect of the unvested portion of your Award pursuant to paragraph (a) shall be equal to (i) your unvested percentage (according to the Vesting Schedule) multiplied by the Deferred Compensation portion of your Award, plus (ii) a rate of return on the amount determined in clause (i) equal to the Cost of Funds Rate plus 0.50% from the Date of Grant to (but not including) the date the Company exercises its right of payment in respect of the unvested portion of your Award. The Company will make such payment in cash as soon as practicable but in no event later than 30 days following the date of the Notice.

                  (d) If the Company does not exercise its right of payment in respect of the unvested portion of your Award, then your Award will remain subject to, and continue to vest in accordance with, the Vesting Schedule and, if at any time following termination of your employment the Committee determines in good faith that you have engaged in any Competitive Activity (other than following termination of your employment by the Company without Cause) or Detrimental Activity, whether before or after such termination, the Committee will promptly deliver to you a Notice of its determination, and thereafter the Company will have the right to pay you an amount in respect of the unvested portion of your Award, if any, as of the date of such Notice, upon the same terms and with the same effects described in paragraphs (a), (b) and (c) hereof.

                  (e) In the case of your termination of employment by the Company or its subsidiary without Cause or due to your Retirement, (i) the Company shall not have the right to make payment in respect of the unvested portion of your Award as provided in paragraph (a) hereof, and (ii) your Award will remain subject to, and continue to vest in accordance with, the Vesting Schedule. If at any time following any such termination of employment without Cause or due to your Retirement the Committee determines in good faith that you engaged in any Detrimental Activity, whether before or after such termination of employment, or following your Retirement the Committee determines in good faith that you engaged in any Competitive Activity, then the Committee will promptly deliver to you a Notice of its determination, and thereafter the Company will have the right to pay you an amount in respect of the unvested portion of your Award, if any, as of the date of such Notice, upon the same terms and with the same effects described in paragraphs (a), (b) and (c) hereof.

                  (f) To the extent your Award has vested, you will be entitled to continue to share in amounts realized with respect to the Qualifying Investments.

                  (g) The Company in its sole discretion may assign all or any part of its right to make payment in respect of the unvested portion of your Award to any of its affiliates.

6.       PAYMENT.

                  (a) Notwithstanding that your Award (less any forfeitures or other negative adjustments) may not have fully vested, at such time as amounts are credited to your account pursuant to Section 4 hereof, you shall receive, subject to Section 6(b) hereof, a cash payment equal to the amount calculated pursuant to the Plan; provided, however, that any such payment may, at the Company's option, be made in kind (whether in the form of marketable securities or otherwise) (i) if and to the extent that the Trust receives any in kind distribution and (ii) in connection with the dissolution and winding up of the Trust.

                  (b) In the event that you are, at the time payment is otherwise due to you, a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee may delay any payments under the Plan if payment of the Award would not result in a tax deduction for the Company and its subsidiaries. In such event, your unpaid account balance will be credited with interest at a rate equal to the Cost of Funds Rate plus 0.50%, pending reinvestment.

7. NON-ASSIGNMENT. No direct or indirect sale, exchange, transfer, assignment, pledge, creation of a security interest in, or encumbrance on, or other disposition by you, either voluntary or involuntary, of all or any portion of your Award or any economic interest therein (including without limitation by means of any participation or swap transaction) shall be made, except by will or the laws of descent and distribution. If you or anyone claiming under or through you attempts to violate this Section 7 such attempted violation shall be null and void and without effect.

8. UNFUNDED PLAN. The obligations set forth under the Plan shall be unfunded. The Company has, however, placed funds in a trust (the "Trust") to facilitate the operation of the Plan. While your rights shall remain those of a general creditor of the Company (or, if you are an employee of a subsidiary of the Company, such subsidiary) in the event of bankruptcy or insolvency, and you shall have no beneficial ownership interest in the Trust, it is anticipated that payment of all amounts due pursuant to the Award will be made by the trustee of the Trust.

9. NO RIGHT TO CONTINUED EMPLOYMENT OR SUBSEQUENT AWARDS. The grant of an Award shall not confer on you any right to be retained in the employ of the Company and its subsidiaries, or to receive subsequent Awards under the Plan. The right of the Company or the relevant subsidiary to terminate your employment at any time or as otherwise provided by any agreement between the Company or any subsidiary and you is specifically reserved.

10. BINDING ACTIONS. Any action taken or decision made by the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the

Plan or this Agreement shall lie within its sole and absolute discretion, and shall be final, conclusive and binding on you and all persons claiming under or through you. By accepting this grant or other benefit under the Plan, you and each person claiming under or through you shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Committee or its delegates.

11. WITHHOLDING. The Company shall have the right to deduct from all amounts payable to you any taxes required by law to be withheld therefrom.

12. SEVERABILITY. Each section, clause and provision of this Agreement will be interpreted in such manner as to be valid and effective but if any section, clause or provision shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such section, clause or provision shall not affect any of the remaining sections, clauses or provisions of this Agreement and the invalid term shall be deemed to be replaced by a valid term which most closely reflects the intent of the Plan and this Agreement.

                                   LEHMAN BROTHERS HOLDINGS INC.

                                   BY__________________________

                                              [Title]

                                   ____________________________
                                      [Name of Employee]

                                    EXHIBIT A


                  (a) "Cause" shall mean termination of employment of a Participant by the Company (or a subsidiary) due to a material breach by a Participant of his or her employment contract with the Company (or a subsidiary), failure by a Participant to devote substantially all business time exclusively to the performance of his or her employment duties for the Company (or a subsidiary), willful misconduct or material dishonesty, conviction of a felony, serious crime or other crime material to the Participant's employment with the Company (or a subsidiary) (or failure to contest prosecution for such a crime), substantial and continuing failure to perform employment duties or obligations satisfactorily, engaging in Detrimental Activity or the violation of regulatory requirements or of policies and practices adopted by the Company (or a subsidiary).

                  (b) "Competitive Activity" shall mean involvement, at any time between the date of termination of the Participant's employment with the Company (or a subsidiary) and December 31, 1999, whether as an employee, proprietor, consultant or otherwise, with any person or entity engaged in any business activity which is materially competitive with any business carried on by the Company and its affiliates at such time, as determined in the sole discretion of the Committee.

                  (c) "Cost of Funds Rate" shall mean a cumulative (but not compounded) annual return at a daily rate equal to the daily rate posted by the Company to all of its subsidiaries for their borrowings.

                  (d) "Detrimental Activity" shall mean (i) using information that was received by or disclosed to such Participant during his or her employment with the Company (or a subsidiary) relating to the business affairs of the Company or its subsidiaries or any of its clients, in breach of his or her undertakings to keep such information confidential or (ii) directly or indirectly by any means persuading or attempting to persuade any employee of the Company or its subsidiaries to terminate his or her employment or any customer or client of the Company or its subsidiaries to terminate or curtail its business relationship with the Company or its subsidiaries or to breach any term of any agreement with the Company or its subsidiaries or (iii) any activity deemed to be detrimental to the Company or its subsidiaries, in each case as determined in the sole discretion of the Committee.

                  (e) "Disability" shall mean a disability which meets the criteria under both the Lehman Brothers Group Long Term Disability Plan and the Social Security Disability Act.

                  (f) "Retirement" shall mean termination of employment with the Company or a subsidiary which meets the criteria for retirement under the qualified defined benefit pension plan of

Lehman Brothers Holdings Inc. and for the commencement of benefits under such plan, or for the commencement of benefits under any other pension plan in a territory outside the United States which is sponsored by the Company or any subsidiary, with the advance written approval of the Company or the subsidiary sponsoring or contributing to the relevant plan, if the Participant is entitled to benefits under such other pension plan.